Exhibit 99.1

Statement by Dr. Richard A. Karp, Chairman and Chief Executive Officer of Catapult Communications Corporation (the “Company”), at the Thomas Weisel Partners Technology, Telecom & Internet 2008 conference on February 6, 2008

“The Company’s consolidated revenues for its first quarter of fiscal 2008 were $10.3 million.”